UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

Synergy CHC Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-55098	99-0379440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

865 Spring Street Westbrook, Maine	04092
(Address of principal Mr. Kadanoff offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 939-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 12, 2017, our Board of Directors appointed Gale Bensussen (age: 70) as an independent member of the Board of Directors. Work history; 1/2012 to present, Advisor to North Castle Partners, LLC; 11/2013 to present, President and CEO Doctor’s Best; 5/2016 to present, Chairman Doctor’s Best; 9/2015 to 1/20/17 President and CEO Vit-Best; 1/2017 to present, Chairman of Vit-Best; 10/2017 Director Kingdomway U.S.A. Corp. a wholly owned subsidiary of Kingdomway Group Companies publicly traded on the Shenzen stock exchange. Mr. Bensussen holds a Bachelor’s degree from the University of Southern California and a Juris Doctorate degree from Southwestern University School of Law.

There are no related party transactions between Mr. Bensussen and us nor are there any family relationships between Mr. Bensussen and any of our directors or officers.

Item 8.01. Other Events.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a press release of Synergy CHC Corp.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of October 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY CHC CORP.

Date: October 16, 2017	/s/ Jack Ross
Jack Ross
Chief Executive Officer